Exhibit 10.11

FISCAL YEAR 2013 EXECUTIVE OFFICER BASE SALARIES

The Company’s executive officers are scheduled to receive the following annual base salaries for the fiscal year ending June 30, 2013 in their current positions:

Name/Title	FY2013 Salary
David L. Martin President and Chief Executive Officer	$500,000
Laurence L. Betterley Chief Financial Officer	$321,090
Robert J. Thatcher Executive Vice President	$303,188
James E. Flaherty Chief Administrative Officer and Secretary	$286,650
Paul Koehn Vice President of Quality and Operations	$288,750
Kevin Kenny Executive Vice President of Sales and Marketing	$288,750